Exhibit 19.3


                            Ford Motor Credit Company
                       Ford Credit Auto Owner Trust 1999-C
                            Monthly Servicing Report

       Collection Period                                           August, 1999
       Distribution Date                                                9/15/99

                                                                   Dollar Amount
       Total Portfolio                                      $  3,299,999,864.04
       Total Securities                                        3,189,915,000.00
       Class A-1 Notes                                           250,000,000.00
       Class A-2 Notes                                           588,000,000.00
       Class A-3 Notes                                           990,000,000.00
       Class A-4 Notes                                           627,366,000.00
       Class A-5 Notes                                           250,000,000.00
       Class A-6 Notes                                           250,000,000.00
       Class B Notes                                             109,457,000.00
       Class C Certificates                                       62,546,000.00
       Class D Certificates                                       62,546,000.00

       I. COLLECTIONS
       Interest:
       Simple Interest Receivables Interest
            Interest Collections                            $     16,395,785.61
            Repurchased Loan Proceeds Related to Interest             10,681.42
                 Total Simple Interest Receivables Interest       16,406,467.03
       Pre Computed Receivables Interest Collections                 375,209.88
                 Total Interest Collections                       16,781,676.91

       Servicer Advances:
            Simple Interest Servicer Advances               $      2,407,277.00
            Precomputed Servicer Advances - Principal                 75,465.40
            Precomputed Servicer Advances - Interest                  17,779.93
                 Total Servicer Advances                           2,500,522.33

       Principal:
       Simple Interest Receivables Principal
            Principal Collections                           $     70,174,443.73
            Prepayments in Full                                   35,993,034.92
            Repurchased Loan Proceeds Related to Principal         1,397,282.31
            Other Refunds Related to Principal                        19,214.70
                 Total Simple Interest Receivables Principal 107,583,975.66 Pre Computed Receivables Principal
            Principal Collections                           $      2,019,837.81
            Prepayments in Full                                    1,049,162.59
            Prepayments in Full Due to Administrative Repurchases     13,622.27
            Payahead Draws                                           103,000.37
                 Total Pre Computed Receivables Principal          3,185,623.04
       Liquidation Proceeds                                           61,608.20
       Recoveries from Prior Month Charge-Offs                           346.00
                 Total Principal Collections                     110,831,552.90
       Principal Losses for Collection Period                         90,901.06
                 Total Regular Principal Reduction               110,935,965.16

       Total Collections                                    $    130,113,752.14

                                                                          Amount
                                                                      Per $1,000
                                                                     of Original
       II. DISTRIBUTIONS                                     Amount   Principal






       Total Collections                           $ 130,113,752.14  $    40.79
       Reserve Account Release                                 0.00        0.00
       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution              130,113,752.14       40.79

       Servicing Fee:
       Servicing Fee Due                           $   2,662,378.93  $     0.83
       Servicing Fee Paid                              2,662,378.93        0.83
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:
       Class A-1 Notes Monthly Interest
            Class A-1 Notes Monthly Interest Due   $     585,211.82  $     2.34
            Class A-1 Notes Monthly Interest Paid        585,211.82        2.34
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-2 Notes Monthly Interest
            Class A-2 Notes Monthly Interest Due   $   2,621,990.00  $     4.46
            Class A-2 Notes Monthly Interest Paid      2,621,990.00        4.46
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-3 Notes Monthly Interest
            Class A-3 Notes Monthly Interest Due   $   4,760,250.00  $     4.81
            Class A-3 Notes Monthly Interest Paid      4,760,250.00        4.81
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-4 Notes Monthly Interest
            Class A-4 Notes Monthly Interest Due   $   3,178,654.40  $     5.07
            Class A-4 Notes Monthly Interest Paid      3,178,654.40        5.07
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-5 Notes Monthly Interest
            Class A-5 Notes Monthly Interest Due   $   1,291,666.67  $     5.17
            Class A-5 Notes Monthly Interest Paid      1,291,666.67        5.17
            Class A-5 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-5 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-5 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-6 Notes Monthly Interest
            Class A-6 Notes Monthly Interest Due   $   1,306,250.00  $     5.23
            Class A-6 Notes Monthly Interest Paid      1,306,250.00        5.23
            Class A-6 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-6 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-6 Notes Int. Carryover Shortfall    0.00        0.00

       Class B Notes Monthly Interest
            Class B Notes Monthly Interest Due     $     585,594.95  $     5.35
            Class B Notes Monthly Interest Paid          585,594.95        5.35
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int. Carryover Shortfall      0.00        0.00







       Total Note Monthly Interest
            Total Note Monthly Interest Due        $  14,329,617.84  $     4.68
            Total Note Monthly Interest Paid          14,329,617.84        4.68
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int. Carryover Shortfall         0.00        0.00

       Class C Certificates Monthly Interest
            Class C Cert. Monthly Interest Due     $     351,821.25  $     5.63
            Class C Cert. Monthly Interest Paid          351,821.25        5.63
            Class C Cert. Monthly Interest Shortfall           0.00        0.00
            Class C Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class C Cert. Int. Carryover Shortfall      0.00        0.00

       Class D Certificates Monthly Interest
            Class D Cert. Monthly Interest Due     $     416,973.33  $     6.67
            Class D Cert. Monthly Interest Paid          416,973.33        6.67
            Class D Cert. Monthly Interest Shortfall           0.00        0.00
            Class D Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class D Cert. Int. Carryover Shortfall      0.00        0.00

       Total Note and Certificate Monthly Interest
            Total Note and Cert. Mthly Int. Due    $  15,098,412.42  $     4.73
            Total Note and Cert. Mthly Int. Paid      15,098,412.42        4.73
            Total Note and Cert. Mthly Int. Shortfall          0.00        0.00
            Total Note and Cert. Int. Carryover Shortfall      0.00        0.00
            Change in Total Note and Certificate Interest
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $ 112,352,960.79

       Principal:
       Principal Distribution Amounts
            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount       25,347,733.51        7.95
            Regular Principal Distribution Amount    699,038,785.42      219.14
                 Principal Distribution Amount       724,386,518.93      227.09

       Principal Distribution Amounts Paid
            Class A-1 Notes Monthly Principal Paid $ 112,352,960.79  $   449.41
            Class A-2 Notes Monthly Principal Paid             0.00        0.00
            Class A-3 Notes Monthly Principal Paid             0.00        0.00
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class A-5 Notes Monthly Principal Paid             0.00        0.00
            Class A-6 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid           112,352,960.79       36.66

            Class C Cert. Monthly Principal Paid   $           0.00  $     0.00
            Class D Cert. Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid        112,352,960.79       35.22

       Collections Released to Servicer            $           0.00

       Total Available for Distribution            $ 130,113,752.14
       Total Distributions (incl. Servicing Fee)   $ 130,113,752.14

       III. POOL BALANCE AND PORTFOLIO INFORMATION
       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  2,951,209,518.93 $ 2,838,856,558.14






            Note Pool Factor                       0.9629298          0.9262710
            Class A-1 Notes Balance           136,386,518.93      24,033,558.14
            Class A-1 Notes Pool Factor            0.5455461          0.0961342
            Class A-2 Notes Balance           588,000,000.00     588,000,000.00
            Class A-2 Notes Pool Factor            1.0000000          1.0000000
            Class A-3 Notes Balance           990,000,000.00     990,000,000.00
            Class A-3 Notes Pool Factor            1.0000000          1.0000000
            Class A-4 Notes Balance           627,366,000.00     627,366,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class A-5 Notes Balance           250,000,000.00     250,000,000.00
            Class A-5 Notes Pool Factor            1.0000000          1.0000000
            Class A-6 Notes Balance           250,000,000.00     250,000,000.00
            Class A-6 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance             109,457,000.00     109,457,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       62,546,000.00      62,546,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       62,546,000.00      62,546,000.00
            Class D Certificates Pool Factor       1.0000000          1.0000000
            Total Note and Cert. Balance    3,076,301,518.93   2,963,948,558.14
       Portfolio Information:
            Wtd Average Coupon (WAC)                    7.19%              7.19%
            Wtd Average Remaining Maturity (WAM)       44.21              43.32
            Remaining Number of Receivables          239,230            235,579
            Portfolio Receivable Balance $  3,194,854,716.46 $ 3,083,918,751.30

       IV. OVERCOLLATERALIZATION INFORMATION
       Specified Overcollateralization Amount               $     14,339,188.19
       Specified Credit Enhancement Amount                        30,839,187.51
       Yield Supplement Overcollateralization Amount             158,056,965.88
       Target Level of Overcollateralization                     172,396,154.07

       V. RECONCILIATION OF RESERVE ACCOUNT
       Beginning Reserve Account Balance                    $     16,499,999.32
       Specified Reserve Account Balance                          16,499,999.32
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00
            Interim Reserve Account Balance                       16,499,999.32
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             16,499,999.32
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:
            Liquidation Proceeds                            $         61,608.20
            Recoveries from Prior Month Charge-Offs                      346.00
       Total Losses for Collection Period                            142,667.70
       Charge-off Rate for Collection Period (annualized)                  0.03%
       Cumulative Net Losses for all Periods                         118,259.49
       Delinquent Receivables:
            31-60 Days Delinquent                           $      6,884,910.92
            61-90 Days Delinquent                                     65,744.55
            91-120 Days Delinquent                                    20,550.30
            Over 120 Days Delinquent                                       0.00
       Repossesion Inventory                                $        499,229.78

       Ratio of Net Losses to the Average Pool Balance:
            Second Preceding Collection Period                           0.0000%
            Preceding Collection Period                                  0.0139%
            Current Collection Period                                    0.0309%






            Three Month Average                                          0.0000%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.0000%
            Preceding Collection Period                                  0.0000%
            Current Collection Period                                    0.0021%
            Three Month Average                                          0.0000%